Exhibit 10.3

LENDER REGISTRATION AND BIDDING AGREEMENT

(Note Commitment, Purchase and Sale Agreement)

This Lender Registration and Bidding Agreement (this “Agreement”) is made and entered into between you and IOU Central Inc. (“IOU Central,” “we” or “us”). “You” as used in this Agreement refers to you as a registered lender. This Agreement will govern all purchases of Borrower Payment Dependent Notes that you may, from time to time, purchase from IOU Central.

The IOU Central Internet-based loan marketplace (the “loan marketplace”) is a peer-to-peer lending platform that enables registered borrowers to post loan requests and borrow money and registered lenders to purchase Borrower Payment Dependent Notes (“Notes”), the proceeds of which are designated to fund a specific loan made to an individual registered borrower (a “registered borrower loan”). Each registered borrower loan originated through the loan marketplace is made by us with the proceeds of Notes purchased by registered lenders that correspond to such registered borrower loan. We service all registered borrower loans made through the loan marketplace. The following Agreement describes the services we will provide and your rights and obligations should you elect to complete your registration as a lender on the loan marketplace and to submit bids and to purchase Notes. You should read this Agreement carefully and print a copy for your records.

We have filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (No. 333-            ) (as amended from time to time, the “Registration Statement”) to register the continuous offering and sale of Notes issued by us. The Registration Statement includes a prospectus related to the offering of the Notes by IOU Central, dated May     , 2009 (as supplemented from time to time, the “Prospectus”). The Registration Statement became effective on             , 2009 pursuant to the rules and regulations of the SEC under the Securities Act of 1933, as amended. You acknowledge that the Registration Statement has been delivered to you. You should read the Prospectus carefully and retain a copy for your records.

By signing electronically below, you are completing your registration as a lender on the loan marketplace and are agreeing, or confirming your agreement, to, among other things, (i) comply with the terms and provisions of this Agreement, (ii) comply with the Terms of Use and Privacy Policy of the loan marketplace and the policies posted on the loan marketplace, as may be amended from time to time by IOU Central in its sole discretion (collectively, the “IOU Central Terms and Conditions”), (iii) transact business with us electronically, and (iv) have any dispute with us resolved by binding arbitration.

1. Registration as an IOU Central Lender. You are registering as a lender so that you may be eligible to make bids on postings displayed on the loan marketplace and, if your bid is accepted by a registered borrower, to purchase Notes issued by us. The Notes are dependent for payment on payments we receive on the corresponding registered borrower loans (“borrower loans”) described in the postings. A “posting” is a request by a registered borrower for a personal, unsecured loan in a specified amount and for a specified term. In addition to the registered borrower’s requested loan amount, postings contain the registered borrower’s credit grade, suggested interest rate, debt-to-income ratio, summary information from the registered borrower’s credit report, and self-reported occupation, employment status and income, and may contain other personal information posted by the registered borrower, such as intended use of proceeds for the loan and personal financial situation. Postings may only be created by individuals who are registered borrowers on our loan marketplace. Postings are displayed publicly on our loan marketplace, although certain information is only viewable by registered lenders. Registered borrowers are identified by a user name. We do not disclose their identity or contact information to you.

Your role as an IOU Central “lender” is that of a purchaser or prospective purchaser of Notes issued by IOU Central that are dependent for payment on payments we receive on the corresponding registered borrower loans, and your rights and obligations as a purchaser or prospective purchaser of Notes are set forth below. Although you are referred to in this Agreement and on our loan marketplace as a “lender,” you are not actually lending your money directly to registered borrowers. Instead, you are acting as an investor and making purchase commitments for Notes and purchasing Notes from us that are dependent for payment on payments we receive on the corresponding registered borrower loans. We use the term “lender” instead of “investor” in this Agreement and on our loan marketplace for the convenience of our users who appropriately view IOU Central as a marketplace for connecting individuals who wish to borrow money with people who have money and the desire to have loans funded to other individuals.

2. Posting of Bids. By entering into this Agreement with us, you will be eligible to post bids on postings. A “bid” is your commitment to purchase a Note from us in the principal amount and at the interest rate set forth in your bid. You bid the amount you are willing to commit to the purchase of a Note that is dependent for payment on payments we receive on the registered borrower loan corresponding to the posting and the interest rate you are willing to receive. A registered borrower loan will be closed and funded if the registered borrower chooses to manually accept bids reflecting full or partial funding of the loan or chooses to accept bids reflecting full funding of the loan using the Auto-Fund feature of our loan marketplace (as described below). Currently, a bid may be between $25 and the full amount of the posting. Once you have finished placing bids, you may review all of your selected bids before confirming your order. Once confirmed, your bids represent a binding commitment to purchase Notes from us that are dependent for payment on the corresponding registered borrower loan. However, your funds are only committed to purchase a Note when a registered borrower accepts the bids and funds the corresponding registered borrower loan. Any bids not accepted by a registered borrower at the time the loan funds or when posting expires will automatically be withdrawn. During the time that you have outstanding bids, you will be allowed to withdraw funds from your IOU account provided that you keep a minimum balance in your IOU account equal to the funds allocated to fund your placed bids.

Types of Postings. Postings on the loan marketplace are made by registered borrowers requesting a registered borrower loan.

Types of Bids. You can bid selectively by browsing through postings and placing a bid on the posting or postings that you choose. You can also use the Auto-Bid and Unlimited Bidding features of our loan marketplace.

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“Auto-Bid” is a feature of our loan marketplace that allows a registered lender to use our proprietary search engine to routinely filter registered borrower loan requests based on certain loan request criteria and automatically make bids on registered borrower loans that meet such criteria. The loan request criteria that a registered lender can choose to filter registered borrower loan requests include credit grade, loan amount, loan term, loan purpose, debt-to-income ratio and other credit profile characteristics. Once a registered lender sets Auto-Bid parameters, our proprietary search engine will routinely filter postings on our loan marketplace and automatically make bids on registered borrower loans that meet such parameters. In the event a bid placed using the Auto-Bid feature is accepted by a registered borrower, we will automatically commit your funds to the purchase of a Note in the amount and at the interest rate set forth in the Auto-Bid.

“Auto-Fund” is a feature of our loan marketplace that allows a registered borrower to automatically accept funding of a loan request when bids are received in an aggregate amount that is equal to the loan request amount specified by the registered borrower and at a weighted average interest rate that is equal to or less than an interest rate specified by the registered borrower. Auto-Fund allows registered borrowers to automatically close a loan that has been fully funded with bids in an aggregate amount and at an interest rate that is acceptable to the registered borrower without any further action from the registered borrower.

“Unlimited bidding” is a feature of our loan marketplace that allows a registered lender to bid on postings in an aggregate amount exceeding the amount of funds the registered lender has allocated to fund his or her placed bids. For example, a registered lender can place five $100 bids and five $500 bids and only allocate $500 of the funds available in his or her IOU account to fund those bids. If a bid is accepted, our loan marketplace automatically reduces the allocated amount by the amount of the bid. Subsequently, our loan marketplace will immediately reduce any outstanding bids that are greater than the allocated amount and make them equal to the allocated amount. In this example if a $100 bid is accepted, the allocated amount is reduced to $400 and all $500 bids are reduced to $400.

YOU AGREE THAT WHEN MAKING BIDS YOU WILL NOT DISCRIMINATE AGAINST ANY REGISTERED BORROWER ON THE BASIS OF RACE, COLOR, RELIGION, NATIONAL ORIGIN, SEX, MARITAL STATUS, AGE, SEXUAL ORIENTATION, MILITARY STATUS, THE REGISTERED BORROWER’S SOURCE OF INCOME, OR ANY OTHER BASIS PROHIBITED BY AN APPLICABLE FEDERAL, STATE OR LOCAL FAIR LENDING LAW, INCLUDING, WITHOUT LIMITATION, THE EQUAL CREDIT OPPORTUNITY ACT.

Availability of Funds. As described above, you may place bids in an amount exceeding the amount of funds you have allocated to fund your placed bids. In addition, during the time that you have outstanding bids, you will be allowed to withdraw funds from your IOU account provided that you keep a minimum balance in your IOU account equal to the funds allocated to fund your placed bids. You may at any time request that your uncommitted funds in your IOU account be returned to you, in which case we will promptly return the remaining funds to your deposit account using the Automated Clearing House (“ACH”) network.

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Your Note Purchase Commitment. Whether you bid selectively or by using the Auto-Bid feature of our loan marketplace, each bid you post on the loan marketplace is a commitment and promise to purchase a Note issued by us in the amount of your bid that is dependent for payment on payments we receive on the corresponding registered borrower loan.

AT THE TIME YOU SUBMIT A BID ON A POSTING, WHETHER MANUALLY OR USING THE AUTO-BID FEATURE OF OUR LOAN MARKETPLACE, YOU ARE COMMITTING TO PURCHASE A NOTE ISSUED BY IOU CENTRAL IN THE AMOUNT OF YOUR BID THAT IS DEPENDENT FOR PAYMENT ON PAYMENTS WE RECEIVE ON THE CORRESPONDING BORROWER LOAN DESCRIBED IN THE POSTING.

Limits on Bids. You may bid the entire amount requested by the registered borrower in their posting or may bid a lesser amount, subject to a minimum bid amount of $25. The aggregate amount outstanding on all of your Notes must not exceed $5,000,000. Subject to these dollar limits, there is no limit on the amount of funds you may commit to bids on postings.

3. Purchase and Sale of Notes. Upon closing of a registered borrower loan, if the aggregate amount of the bids placed on the posting accepted by the registered borrower exceeds the maximum amount of the loan request, the registered borrower loan will be funded with bids in the following order of priority:

First, bids with the lowest interest rates required to fund the loan request; and

Second, if there are two or more bids indicating the same interest rate, priority will be given to the bid(s) that were placed first, and if the amount of the last bid needed to fund the loan request is greater than the remaining amount required to fund the loan request, only that portion of the bid required to fund the loan request shall be used.

Any bids not required to fund the loan request in accordance with the order of priority described above shall immediately terminate.

At the time a registered borrower loan closes, we proceed with the issuance and sale of Notes to the registered lenders whose bids were accepted by the registered borrower in accordance with the order of priority described above. We will use the proceeds of the sale of each series of Notes to fund the corresponding registered borrower loan.

Purchase Price for the Notes. Each Note of a series will have a purchase price equal to the amount the registered lender bid and the registered borrower accepted for the corresponding registered borrower loan, subject to adjustment as described above.

Interest Rate for the Notes. Each Note will have a stated, fixed interest rate equal to the interest rate the registered lender bid and the registered borrower accepted for the corresponding registered borrower loan. In most cases, a posting will be matched with more than one registered lender bid and there will be several registered lenders who purchase Notes corresponding to the registered borrower loan described in the posting.

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Terms of the Notes. The Notes will be issued pursuant to an indenture (the “Indenture”) between IOU Central and a trustee. The Notes will have the terms and conditions described in the Prospectus, the Indenture and the Note. The Prospectus is available for you to review at [INSERT LINK TO PROSPECTUS] and the Indenture and the Note are attached as Exhibit A to this Agreement. The specific interest rate, maturity and other terms of the corresponding registered borrower loan are described in the registered borrower’s posting on the loan marketplace and in the promissory note signed by the registered borrower in connection with the corresponding borrower loans. The form of promissory note evidencing registered borrower loans is attached as Exhibit B to this Agreement. Subject to the servicing standard set forth in Section 4 below, you understand and agree that we may in our sole discretion, at any time and from time to time, amend or waive any term of a registered borrower loan, and we may in our sole discretion charge off any registered borrower loan that is more than 120 days delinquent (or sooner in certain circumstances).

PAYMENT ON THE NOTES, IF ANY, DEPENDS ENTIRELY ON THE RECEIPT OF PAYMENTS BY IOU CENTRAL IN RESPECT OF THE CORRESPONDING REGISTERED BORROWER LOAN. WE DO NOT WARRANT OR GUARANTEE IN ANY MANNER THAT YOU WILL RECEIVE ALL OR ANY PORTION OF THE PRINCIPAL OR INTEREST YOU EXPECT TO RECEIVE ON ANY NOTE OR REALIZE ANY PARTICULAR OR EXPECTED RATE OF RETURN. THE AMOUNT YOU RECEIVE ON YOUR NOTE, IF ANY, IS SPECIFICALLY RESTRICTED TO PAYMENTS MADE BY US EQUAL TO THE PAYMENTS WE RECEIVE ON THE CORRESPONDING REGISTERED BORROWER LOAN, NET OF OUR SERVICING FEE AND CERTAIN OTHER FEES ON ALL REGISTERED BORROWER PAYMENTS. WE DO NOT MAKE ANY REPRESENTATIONS AS TO A REGISTERED BORROWER’S ABILITY TO PAY AND DO NOT ACT AS A GUARANTOR OF ANY CORRESPONDING REGISTERED BORROWER LOAN PAYMENT OR PAYMENTS BY ANY REGISTERED BORROWER.

4. Servicing and Collection of Borrower Loans. We will use commercially reasonable efforts to service and collect the borrower loans corresponding to your Notes in accordance with industry standards customary for loans of the same general type and character as the registered borrower loans. When a registered borrower loan is past due and payment has not been received, our in-house collection department immediately contacts the registered borrower to request payment. When a monthly payment becomes 30 days past due, we will continue our in house collection procedures and will notify consumer reporting agencies of the missed payment. When a monthly payment becomes 90 days past due, we will refer the registered borrower loan to an outside collection agency, currently the Collection Bureau of Hudson Valley. You agree that you have no rights to, and shall not, make any attempt, directly or through any third party, to collect from registered borrowers on your Notes or the corresponding registered borrower loans.

YOU UNDERSTAND AND ACKNOWLEDGE THAT BORROWERS MAY DEFAULT ON THEIR PAYMENT OBLIGATIONS UNDER THE BORROWER LOANS AND THAT SUCH DEFAULTS WILL REDUCE THE AMOUNTS, IF ANY, YOU MAY RECEIVE UNDER THE TERMS OF ANY NOTES YOU HOLD THAT CORRESPOND TO THOSE BORROWER LOANS.

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5. Limited Repurchase Obligation for Identity Fraud. We reimburse registered lenders for the unpaid principal balance of a Note that is dependent for payment on a registered borrower loan obtained through identity fraud. We generally recognize the occurrence of identity fraud upon receipt of a police report regarding the identity fraud. This reimbursement for identity fraud only provides an assurance that our registered borrower identity verification is accurate; in no way is it a guarantee of a registered borrower’s self-reported information (beyond the borrower’s identity) or a registered borrower’s creditworthiness. We expect the incidence of identity fraud on our loan marketplace to be low because of the robustness of our identity verification process. You agree that repurchase of the remaining unpaid principal balance of your Note by IOU Central is the sole remedy you will have with respect to any such Notes.

6. IOU Central Terms and Conditions. You acknowledge that you have agreed to comply, and will comply, with the IOU Central Terms and Conditions.

7. Bank Account Verification. You acknowledge that you will be required to authorize us to initiate a credit and debit entry between your IOU account and your bank account in the amount of $0.01 to $0.25 for account verification purposes through the ACH network. The deposit amount will always be equal to or greater than the withdrawal amount. Your authorization will be in the form of Exhibit C attached to this Agreement. If you do not agree to this verification, you will not be permitted to submit a loan request to us.

8. IOU Central’s Representations and Warranties. IOU Central represents and warrants to you, as of the date of this Agreement, as of any date that you commit to purchase Notes and as of the date that a Note is sold to you, as applicable, that:

a. IOU Central is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power to enter into and perform its obligations under this Agreement;

b. this Agreement has been duly authorized, executed and delivered by IOU Central;

c. the Indenture has been duly authorized by IOU Central and qualified under the Trust Indenture Act of 1939, and constitutes a valid and binding agreement of IOU Central, enforceable against IOU Central in accordance with its terms, except as the enforcement of the Indenture may be limited by applicable bankruptcy, insolvency or similar laws;

d. the Note has been duly authorized and, following payment of the purchase price by you and electronic execution, authentication and delivery to you, will constitute a valid and binding obligation of IOU Central enforceable against IOU Central in accordance with its terms, except as the enforcement of the Note may be limited by applicable bankruptcy, insolvency or similar laws;

e. the proceeds of the borrower loan corresponding to the Note sold have been fully disbursed to the registered borrower or the registered borrower’s designated payee subsequent to your purchase of the Note;

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f. IOU Central has complied in all material respects with applicable federal, state and local laws in connection with this Agreement and the offer and sale of the Notes; and

g. IOU Central has made commercially reasonable efforts to authenticate and verify the identity of the borrower obligated on the borrower loan that correspond to the Note.

9. Your Financial Suitability Representations and Warranties. You represent and warrant that you satisfy the applicable minimum financial suitability standards and maximum investment limits set forth in Exhibit D attached hereto (or as set forth in a supplement to the Prospectus for residents of the state in which you reside), and you agree to provide any additional documentation reasonably requested by us, as may be required by the securities administrators of certain states or otherwise, to confirm that you meet such minimum financial suitability standards and maximum investment limits. You acknowledge that (a) the Notes will not be listed on any securities exchange, (b) there may be no, or only a limited, trading platform for the Notes, (c) any trading of Notes must be conducted in accordance with federal and applicable state securities laws, (d) you are prepared to bear the risk of loss of your entire purchase price for any Notes you purchase, and (e) you are prepared to hold the Notes you purchase until the Notes mature.

10. Your Other Representations and Warranties. You represent and warrant to us, as of the date of this Agreement and as of any date that you commit to purchase Notes, that (a) you have received the Prospectus, the Indenture, and the form of the Note, (b) you have the legal competence and capacity to execute and perform this Agreement and you have duly authorized, executed and delivered this Agreement, (c) you have complied in all material respects with applicable federal, state and local laws in connection with this Agreement, and (d) you have made your decisions in connection with your consideration of any postings on the loan marketplace in compliance with the Equal Credit Opportunity Act, 15 U.S.C. 1601 et. seq., and its implementing Regulation B, 12 C.F.R. § 202 et. seq., as such may be amended from time to time, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

11. No Advisory Relationship. You acknowledge and agree that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length transaction between you and us, (b) in connection with the purchase and sale of the Notes, we are not acting as your agent or fiduciary, (c) we assume no advisory or fiduciary responsibility in your favor in connection with the purchase and sale of the Notes, (d) we have not provided you with any legal, accounting, regulatory or tax advice with respect to the Notes, and (e) you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed it appropriate.

12. Tax Treatment and Withholding. The parties agree that the Notes are intended to be indebtedness of IOU Central for U.S. federal income tax purposes. You agree that you will not take any position inconsistent with such treatment of the Notes for tax, accounting, or other purposes, unless required by law. You further acknowledge that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described in the Prospectus. In addition, you acknowledge that you have provided a certification to us with respect to backup tax withholding and certain other matters as set forth in Exhibit E attached hereto.

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13. IOU Central’s Right to Verify Information and Cancel Funding.

a. We reserve the right to verify the accuracy of all information provided by registered users in connection with postings, bids and registered borrower loans. We also reserve the right to determine, in our reasonable discretion, whether a registered user is using, or has used, the loan marketplace or the IOU Central website illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the IOU Central Terms and Conditions or any agreement between IOU Central and such user. We may conduct our review at any time – before, during or after posting is made, or before or after the funding of a registered borrower loan or the sale of a Note. You agree to respond promptly to our requests for information in connection with your bid, accounts, or your registration with us.

b. In the event we reasonably determine that a posting or a bid contains materially inaccurate information (including, without limitation, unintended inaccuracies, inaccuracies resulting from errors by IOU Central, or inaccuracies resulting from changes in the registered borrower’s income, residence or credit profile between the date of a posting and the date the posting is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, or otherwise in a manner inconsistent with the IOU Central Terms and Conditions or any registration agreement, we may refuse to make the posting or, if the listing has already been posted, remove the listing from the IOU Central platform and cancel all bids against the listing.

c. When a posting ends or expires with a bid or bids totaling the amount requested for the registered borrower loan, we may conduct a “pre-funding” review prior to the funding of the registered borrower loan. We may, at any time and in our sole discretion, delay funding of a registered borrower loan in order to enable us to verify the accuracy of information provided by registered users in connection with the posting or bids against the posting, and to determine whether there are any irregularities with respect to the posting or the bids against the listing. We may cancel or proceed with funding the registered borrower loan, depending on the results of our pre-funding review. If funding is cancelled, the posting will be removed from the loan marketplace, all bids against the posting will be cancelled, and each bidder’s funds will be returned to their respective IOU Central accounts, available for further bidding. In the event we cancel funding of a registered borrower loan, we will notify the registered borrower and all bidders for the listing of our determination to cancel funding of the registered borrower loan.

d. In most instances, we do not independently verify the income, employment and occupation or other information provided by registered borrowers in their loan request and postings. The registered borrower’s income, employment and occupation are self-reported, and the registered borrower’s non-housing debt-to-income ratio is determined by us from a combination of the registered borrower’s self-reported income and information from the registered borrower’s credit report. The credit data that appears in listings is taken directly

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from a credit report obtained on the registered borrower from a credit reporting agency, without any review or verification by us. We do not independently verify any statements by registered borrowers as to how registered borrower loan proceeds are to be used and do not confirm after funding how registered borrower loan proceeds were used. In most instances, homeownership status is derived from the registered borrower’s credit report, but is not independently verified by us; if the report reflects an active mortgage loan, the registered borrower is presumed to be a homeowner. In connection with our identity and anti-fraud verification of prospective borrowers, we verify the identities of prospective borrowers by comparing supplied names, social security numbers and mailing addresses entered at the time of new user registration against the corresponding information in the records of Equifax and the U.S. Department of the Treasury Office of Foreign Asset Control database, as well as other anti-fraud and identity verification databases.

14. No Guarantee of Returns or Payments. WE DO NOT WARRANT OR GUARANTEE THAT YOU WILL RECEIVE ANY RATE OF RETURN, ANY MINIMUM AMOUNT OF PRINCIPAL OR INTEREST ON ANY NOTE, OR ANY PRINCIPAL OR INTEREST AT ALL. THE AMOUNT YOU RECEIVE ON YOUR NOTES IS WHOLLY DEPENDENT UPON THE REGISTERED BORROWER’S PAYMENT PERFORMANCE UNDER THE PROMISSORY NOTES EVIDENCING THE REGISTERED BORRROWER LOAN CORRESPONDING TO YOUR NOTES. WE DO NOT GUARANTEE ANY REGISTERED BORROWER LOANS OR NOTES OBTAINED, PURCHASED OR SOLD THROUGH THE LOAN MARKETPLACE AND DO NOT ACT AS A GUARANTOR OF ANY LOAN PAYMENT OR PAYMENTS BY ANY REGISTERED BORROWER.

15. Restrictions on Use; Right of Set-off. You are not authorized or permitted to use the loan marketplace to purchase, or attempt to purchase, Notes for someone other than you. You must be an owner of the bank account you designate for electronic transfers of funds to and from your IOU Central account with authority to direct that registered borrower loan payments be made for you from such account. Your designated bank account will be the account into which payments on your Notes will be made. In addition, if you participate as a registered borrower on the loan marketplace, any amounts in your IOU Central account are subject to set-off against any delinquent amounts owing on any registered borrower loan(s) you obtain as a registered borrower.

16. Prohibited Activities. You agree that you will not, in connection with your participation as a registered lender on the loan marketplace, including, without limitation, in connection with any loan request or posting, (a) make any false, misleading or deceptive statements or omissions of material fact, (b) misrepresent your identity or describe, present or portray yourself as a person other than yourself, (c) give to or receive from, or offer or agree to give to or receive from, any registered lender or other person any fee, bonus, additional interest, kickback or thing of value of any kind in exchange for such person’s bid, recommendation, or offer or agreement to bid on or recommend your posting, (d) represent yourself to any person as a representative, employee, or agent of ours, or purport to speak to any person on our behalf, (e) provide in your posting or in communications on the loan marketplace related to your posting, information upon which a discriminatory lending decision may be made, such as your race, color, religion, national origin, sex or age, (f) engage in any activities that require a license as a loan broker, credit services organization, credit counselor, credit repair

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organization, lender or other regulated entity, including, without limitation, soliciting loans or loan applications, quoting loan terms and rates, or counseling registered borrowers on credit issues or loan options, in connection with any registered borrower loan, (g) take any action on your own to collect, or attempt to collect, directly or through any third party, any amount from any registered borrower on any of the registered borrower loans that correspond to your Notes, (h) bring a lawsuit or other legal proceeding against any borrower on any borrower loan, (i) contact registered borrowers on any registered borrower loans corresponding to your Notes without the registered borrower’s consent, (j) contact any collection agency or law firm to which any registered borrower loan corresponding to your Note has been referred for collection, or (k) violate any applicable federal, state or local laws, including, without limitation, the Equal Credit Opportunity Act and other fair lending laws, the Truth in Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, federal or state consumer privacy laws, state usury or loan fee statutes, state licensing laws, or state unfair and deceptive trade practices statutes. You acknowledge and agree that we may rely without independent verification on the accuracy, authenticity, and completeness of all information you provide to us.

17. Termination of Registration. We may, in our sole discretion, with or without cause, terminate this Agreement by giving you notice as provided below. In addition, upon our reasonable determination that you committed fraud or made a material misrepresentation in connection with a listing, bid or loan, performed any prohibited activity, or otherwise failed to abide by the terms of this Agreement or the IOU Central Terms and Conditions, we may, in our sole discretion, immediately and without notice, (a) terminate or suspend your right to bid or otherwise participate in the IOU Central platform, and (b) terminate this Agreement and your registration with IOU Central. Upon termination of this Agreement and your registration with IOU Central, any bids you have placed on the IOU Central platform will terminate and will be removed from the IOU Central platform immediately. Any Notes you purchase from IOU Central prior to the effective date of termination will remain in full force and effect in accordance with their terms.

18. IOU Central’s Right to Modify Terms. We have the right to change any term or provision of this Agreement or the IOU Central Terms and Conditions. We will give you notice of material changes to this Agreement or the IOU Central Terms and Conditions in the manner set forth in Section 21. You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we expressly undertake no obligation to identify or correct such errors. This Agreement, together with the Indenture, the Notes and the IOU Central Terms and Conditions, represent the entire agreement between you and IOU Central regarding your participation as a registered lender on the loan marketplace and supersede all prior or contemporaneous communications, promises and proposals, whether oral, written or electronic, between you and IOU Central with respect to your involvement as a registered lender on the loan marketplace.

19. Indemnification. In addition to your indemnification obligations set forth in the IOU Central Terms and Conditions, you agree to indemnify, defend, protect and hold harmless IOU Central and its officers, directors, shareholders, employees and agents against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise, (a) resulting from any material breach of any obligation

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you undertake in this Agreement, including, without limitation, your obligation to comply with any applicable laws, (b) relating to the contents of your IOU Central member web page, your own website or your business, (c) resulting from your acts, omissions and representations (and those of your employees, agents or representatives) relating to IOU Central, or (d) asserted by third parties against IOU Central alleging that the trademarks, trade names, logos or branding you use, display, link to or advertise infringe upon the intellectual property rights of any such third party. Your obligation to indemnify IOU Central shall survive termination of this Agreement regardless of the reason for termination.

20. CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES. THIS AGREEMENT IS FULLY SUBJECT TO YOUR CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES, WHICH CONSENT IS SET FORTH IN EXHIBIT F ATTACHED TO THIS AGREEMENT.

21. Notices. You agree that we can send you any and all notices and other communications related to this Agreement, your Notes, your bids or your status as a registered lender on the loan marketplace by sending an email to your registered email address or posting the notice or communication to the loan marketplace, and notice or communication shall be deemed to have been duly given and effective when we send it or post it on the loan marketplace. You acknowledge that you have sole access to the registered email account and your account on the loan marketplace and that communications from us may contain sensitive, confidential and collections-related communications. If your registered email address changes, you must notify us immediately of the change by sending an email to customersupport@ioucentral.com or calling 1-866-217-8564. You also agree to promptly update your registered address and telephone number on the loan marketplace if they change.

22. No Warranties. EXCEPT FOR THE REPRESENTATIONS CONTAINED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

23. Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFITS OR SPECIAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. FURTHERMORE, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER REGARDING THE EFFECT THAT THIS AGREEMENT MAY HAVE UPON THE FOREIGN, FEDERAL, STATE OR LOCAL TAX LIABILITY OF THE OTHER.

24. Miscellaneous. The parties acknowledge that there are no third party beneficiaries to this Agreement. You may not assign, transfer, sublicense or otherwise delegate your rights under this Agreement to another person without our prior written consent. Any such assignment, transfer, sublicense or delegation in violation of this Section 24 shall be null and void. This Agreement shall be governed by the laws of the State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction. Any waiver of a breach of any provision of this Agreement will not be a

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waiver of any other subsequent breach. Failure or delay by either party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition. If at any time after the date of this Agreement any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality and unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provisions of this Agreement.

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EXHIBIT A

IOU CENTRAL INC.

INDENTURE

A-1

EXHIBIT B

IOU CENTRAL INC.

FORM OF NON-NEGOTIABLE PROMISSORY NOTE

Registered borrower name and address:
(not visible to registered lenders)

$

            , 200

For value received, I (“Borrower”) promise to pay to the order of IOU Central Inc., or any subsequent holder (“you” or the “Lender”) of this Promissory Note (the “Note”), the principal sum of $         with interest as set forth below. I intend to be legally bound by this Note. I have read, understood, and agreed to all of the terms of this Note.

Interest. Interest will be charged daily on the unpaid principal until the full amount of principal has been paid. The Borrower will pay interest at a yearly rate of     %. The interest rate required is the rate the Borrower will pay both before and after any default, except to the extent limited by applicable law. Because the Borrower will pay interest on the actual balance each day, the interest the Borrower will pay will be higher if any payments are made later than scheduled, and lower if any payments are made earlier than scheduled.

The Truth in Lending Act disclosures below are incorporated in and made part of this Note.

TRUTH in LENDING ACT

ANNUAL PERCENTAGE RATE	FINANCE CHARGE	AMOUNT FINANCED	TOTAL OF PAYMENTS
The cost of the Borrower’s credit as a yearly rate.	The dollar amount the credit will cost the Borrower.	The amount of credit provided to the Borrower or on his or her behalf.	The amount the Borrower will have paid after all payments as scheduled.

%	$	$	$

Late Charge: If the Borrower fails to make all or any part of a scheduled installment on or before the 15th day after its scheduled due date, the Lender will charge a late fee in an amount equal to the greater of 5.0% of the outstanding payment or $15 (or, if less, the maximum amount permitted by law in the state where the Borrower resides). See “Fees and Charges” below for more information.

Prepayment: If the Borrower pays the Note early, there will be no penalty. See “Prepayments and Partial Payments” below for more information.

Other Terms: See the other terms and conditions of this Note for additional information about nonpayment, default, the right to accelerate the maturity of the obligation, and prepayment provisions.

Payment Schedule
Number of Payments	Amount of Payments	When Payments are Due
	$	The first payment is due: . Each subsequent monthly payment is due on the same day of each month beginning:________.

Itemization of Amount Financed of $
Amount given to Borrower(s):
Amount paid on Borrower(s)’ behalf:	$	Paid to:
Origination fee of:	$

Payments. Principal and interest are to be paid during and throughout the periods of [12][24][36] months in the following manner:

Payments of principal and interest in the amount of $         are to be made by the Borrower to the Lender commencing on             , 200  , and on the same day of each successive month thereafter until             , 200  , when the full amount of unpaid principal, together with unpaid accrued interest, is due and payable. If the monthly anniversary is on the 29th, 30th, or 31st of the month and the following month does not have a 29th, 30th, or 31st day, the monthly payment will be due on the last day of the month in which the payment was due. The last payment might be of a slightly different amount to adjust for rounding.

The Borrower may make a payment by personal check by contacting support@ioucentral.com or by sending a check by regular mail at IOU Central, 1255 Roberts Blvd Suite 116 Kennesaw, GA 30144, Attention: Loan Processing Department.

All payments on this Note are to be made in immediately available lawful money of the United States. Unless the Borrower elects to make payments by check (or otherwise), the Borrower authorizes the Lender to debit the Borrower’s designated deposit account by Automated Clearing House (“ACH”) transfer for the amount of each payment due on each due date. With regard to payments made by automatic withdrawal, the Borrower has the right to stop payment of automatic withdrawals or revoke the Borrower’s prior authorization for automatic withdrawals by notifying the Borrower’s financial institution at least three banking days before the scheduled date of transfer.

If the Borrower elects to make payments by check (or otherwise) of principal and interest due on each due date, the Lender will charge a $10 check processing fee for each such payment.

The Borrower will notify the Lender of the exercise of the Borrower’s right to stop a payment or revoke the Borrower’s authorization for automatic withdrawals at least three banking days before the scheduled date of transfer. All payments are to be applied first to the payment of all fees, expenses and other amounts due to the Lender (excluding principal and interest), then to accrued interest, and then to outstanding principal; provided, however, that after an Event of Default (as defined below), payments will be applied to the Borrower’s obligations as the Lender determines in its sole discretion.

Fees and Charges. A non-refundable origination fee paid by the Borrower to IOU Central Inc. in the amount and on the terms set forth in the Borrower Registration Agreement will be deducted from the Borrower’s registered borrower loan proceeds, so the loan proceeds delivered to the Borrower will be less than the full amount of the Borrower’s registered borrower loan. The Borrower acknowledges that the origination fee will be considered part of the principal of the Borrower’s registered borrower loan and is subject to the accrual of interest. The Borrower agrees to pay a fee of $15 (or, if less, the maximum amount permitted by the state in which the Borrower resides) if ACH transfers or checks are returned or fail due to insufficient funds in the Borrower’s deposit account or for any other reason. The Borrower acknowledges that the financial institution that holds the Borrower’s designated deposit account may charge a fee in addition to this fee. Each attempt to collect a payment is considered a separate transaction, so an unsuccessful payment fee will be assessed for each failed attempt. If the Borrower’s payment is more than 15 days late, the Lender will charge a late fee in an amount equal to the greater of 5.0% of the outstanding payment or $15 (or, if less, the maximum amount permitted by law in the state in which the Borrower resides). The Lender will charge only one late fee on each late payment. These fees may be collected using ACH transfers initiated by the Lender from the Borrower’s designated deposit account. Any such late fee assessed is immediately due and payable. Any payment received after 6:00 p.m. (New York City time) on a banking day is deemed received on the next succeeding banking day.

Prepayments and Partial Payments. The Borrower may make any payment early, in whole or in part, without penalty or premium at any time. Any partial prepayment is to be applied against the principal amount outstanding and does not reduce or postpone the due date of any subsequent monthly installments, unless the Lender otherwise agrees in writing. If the Borrower prepays this Note in part, the Borrower agrees to continue to make regularly scheduled payments until all amounts due under this Note are paid in full. The Lender may accept late payments or partial payments, even though marked “paid in full,” without losing any rights under this Note.

Use of Funds. The Borrower certifies that the proceeds of the registered borrower loan will not be used for the purpose of purchasing or carrying any securities or to fund any illegal activity.

Default. The Borrower will be deemed in default of the Borrower’s obligations under this Note if the Borrower (i) fails to pay timely any amount due under this Note, (ii) files or has instituted against the Borrower any bankruptcy or insolvency proceedings or makes any assignment for the benefit of creditors, (iii) dies, (iv) commits fraud or makes any material misrepresentation in this Note, or (v) fails to abide by the terms of this Note (each, an “Event of Default”).

Upon the occurrence of an Event of Default, the Lender may exercise all remedies available to it under applicable law, including, without limitation, demand that the Borrower immediately pay all amounts due under this Note. The Lender reserves the right to report registered borrower loan payment delinquencies at or in excess of 30 days to one or more consumer reporting agencies in accordance with applicable law. The Borrower agrees to pay all costs of collecting any delinquent payments, including, without limitation, costs of any third party collection agency and reasonable attorneys’ fees, as permitted by applicable law.

Credit Reporting. The Borrower agrees and hereby authorizes the Lender to obtain credit reports on the Borrower at any time before this Note is paid in full. The Borrower also agrees that the Lender may report the Borrower’s performance and disclose any default by the Borrower under this Note, along with any other relevant information, to credit reporting agencies.

Miscellaneous. This Note is not negotiable. Notwithstanding the foregoing, the Lender may assign this Note without notice to the Borrower. The Borrower may not assign this Note without the prior written consent of the Lender. This Note inures to the successors, permitted assigns, heirs and representatives of each of the Borrower and the Lender.

The Borrower hereby waives demand, notice of non-payment, protest, and all other notices or demands whatsoever, and hereby consents that without notice to and without releasing the liability of any party, the obligations evidenced by this Note may from time to time, in whole or part, be renewed, extended, modified, accelerated, compromised, settled or released by the Lender.

Any changes to this Note must be in writing signed by each of the Borrower and the Lender. Notices will be mailed electronically to the addresses provided.

Controlling Law. This Note has been executed and delivered in the State of                      and is deemed a contract made under such state’s law. The provisions of this Note will be governed by federal laws and the laws of the State of                      to the extent not preempted, without regard to any principle of conflicts of law. The unenforceability of any provision of this Note shall not affect the enforceability or validity of any other provision of this Note.

STATE LAW NOTICES

[State-specific disclosures to be dynamically populated depending upon registered borrower’s state of residence.]

Alabama Notice:

CAUTION — IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT BEFORE YOU SIGN IT.

Arizona Notice:

Notice:	You may request that the initial disclosures prescribed in the Truth-in-Lending Act (15 United States Code section 1601 through 1666) be provided in Spanish before signing any loan documents.

Used puede solicitar que las revelaciones initiales prescribidas en lay ley de veracidad de prestamo (Truth-in-Lending Act) (15 United States Codes section 1601 through 1666) sean suministradas a usted en Espanol antes que firme los documentos de prestamo.

California Notice:

Notwithstanding any provision in this agreement to the contrary, I have the right to make payment in advance and in any amount at any time

No broker has been used in the making of this loan.

This loan is made pursuant to the California Finance Lenders Law, Division 9 (commencing with Section 22000 of the Financial Code).

IOU Central, Inc. holds California Finance Lenders License # 603 E394

FOR INFORMATION CONTACT THE DEPARTMENT OF

CORPORATIONS, STATE OF CALIFORNIA.

Connecticut Notice:

This Office is Licensed by

The Commissioner of Banking

260 Constitution Plaza

Hartford, Connecticut 06103

Florida Notice:

Florida documentary stamp tax in the amount required by law has been paid or will be paid directly to the Department of Revenue. Certificate of Registration No.             .

Georgia Notice:

NOTICE TO CONSUMER

(a) Do not sign this agreement if it contains any blank spaces.

(b) You are entitled to an exact copy of all papers you signed.

(c) You have the right at any time to pay in advance the full amount due under this agreement and under certain conditions to obtain a partial refund of the interest charges.

(d) If credit life insurance is required, you have the right to purchase either level term life insurance or reducing term life insurance coverage.

(e) You are not required to purchase noncredit insurance as a condition of obtaining this loan.

Illinois Notice:

This is a simple interest contract. Interest will be charged daily on the unpaid principal until the full amount of principal has been paid. There are no unearned finance charges.

Iowa Notice:

NOTICE TO THE CONSUMER: (1) Do not sign this paper before you read it. (2) You are entitled to a copy of this paper. (3) You may prepay the unpaid balance at any time without penalty and may be entitled to receive a refund of unearned charges in accordance with law.

Kansas Notice:

You agree that this Note is governed by Federal law and the laws of Kansas (including the finance charge provisions and the other provisions of the Kansas Uniform Consumer Credit Code, Kan. Stat. Ann. §§ 16a-1-101 through 16a-9-102).

NOTICE TO CONSUMER: 1. Do not sign this agreement before you read it. 2. You are entitled to a copy of this agreement. 3. You may prepay the unpaid balance at any time without penalty.

Kentucky Notice:

Notwithstanding the provisions of the GOVERNING LAW paragraph above to the contrary, I agree that this Agreement is governed by the laws of the Georgia. I understand that IOU Central, Inc. is a Delaware corporation whose principal place of business is in Georgia, that this Note will not be effective until accepted by you at your place of business in Georgia, that the loan proceeds will be disbursed from Georgia and that your performance under the Note involves your sending payments due hereunder to me in Georgia.

Maryland Notice:

I and you agree that this Note is governed by Subtitle 10 of Title 12 of the Commercial Law Article of the Annotated Code of Maryland.

Minnesota Notices:

Notwithstanding the provisions of the GOVERNING LAW paragraph above to the contrary, I agree that this Agreement is governed by the laws of the Georgia. I understand that IOU Central, Inc. is a Delaware corporation whose principal place of business is in Georgia, that this Note will not be effective until accepted by you at your place of business in Georgia, that the loan proceeds will be disbursed from Georgia and that your performance under the Note involves your sending payments due hereunder to me in Georgia.

Missouri Notice:

Oral Modifications. Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable. To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

New Hampshire Notice:

Notwithstanding anything in this Note, if I prevail in any action, suit or proceeding you bring or in an action I bring, reasonable attorneys’ fees shall be awarded to me. Further, if I successfully assert a partial defense, setoff, recoupment or counterclaim to an action brought by you, the court may withhold from you the entire amount or such portion of the attorneys’ fees as the court deems appropriate.

North Carolina Notice:

This loan is regulated by the provisions of Chapter 53, Article 15 of the North Carolina General Statutes.

Ohio Notice:

This Note is made in reliance on the provisions of sections 1321.51 to 1321.60 of the Ohio Revised Code.

Pennsylvania Notice:

This is a contract under seal and may be enforced under 42 Pa. C.S. § 5529(b) (relating to twenty year limitation).

South Dakota Notice:

I have no contractual right under this Note to extend payments or maturity of the loan. I also have no right to refinance the Note.

Any improprieties in making this loan or in loan practices may be referred to:

South Dakota Department of Revenue and Regulation

Division of Banking

217 1/2 West Missouri Avenue

Pierre, South Dakota 57501-4590

Phone: (605) 773-3421

Fax: (605) 773-5367

Texas Disclosure:

I give up (waive) my common law rights to receive notice of intent to accelerate and notice of acceleration. This means that I give up the right to receive notice that you intend to demand that I pay all that I owe on this Note at once (accelerate) and notice that you have accelerated.

IOU Central, Inc. is licensed and examined under the laws of the State of Texas and by state law is subject to regulatory oversight by the Office of Consumer Credit Commissioner. Any consumer wishing to file a complaint against IOU Central, Inc. should contact the Office of Consumer Credit Commissioner through one of the means indicated below:

In Person or U.S. Mail: 2601 North Lamar Boulevard, Austin, Texas 78705-4207. Telephone No.: (800) 538- 1579. Fax No.: (512) 936-7610. E-mail: consumer.complaints@occc.state.tx.us. Website: www.occc.state.tx.us.

Utah Credit Reporting Notice:

As required by Utah law, you are hereby notified that a negative credit report reflecting on your credit record may be submitted to a credit reporting agency if you fail to fulfill the terms of your credit obligations.

Washington Disclosure:

If this credit transaction is entered into for a commercial or business purpose, the following notice applies:

Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

West Virginia Notice:

The provisions of this Note for me to costs and expenses in enforcing this Note are void.

Wisconsin Notice:

I recognize that this debt is incurred as a family obligation under Wisconsin law and that my marital property may be subject to liability under this obligation. I have not entered into a marital property agreement that will adversely affect your interest in the Note. I understand that Wisconsin law requires that my spouse be given notice of this obligation. [Borrower’s signature]

NOTICE TO CUSTOMER

(a)	DO NOT SIGN THIS BEFORE YOU READ THE ENTIRE AGREEMENT, EVEN IF OTHERWISE ADVISED.

(b)	DO NOT SIGN THIS IF IT CONTAINS ANY BLANK SPACES.

(c)	YOU ARE ENTITLED TO AN EXACT COPY OF ANY AGREEMENT YOU SIGN.

(d)	YOU HAVE THE RIGHT AT ANY TIME TO PAY IN ADVANCE THE UNPAID BALANCE DUE UNDER THIS AGREEMENT AND YOU MAY BE ENTITLED TO A PARTIAL REFUND OF THE FINANCE CHARGE.

EXHIBIT C

IOU CENTRAL INC.

BANK ACCOUNT VERIFICATION

I hereby authorize IOU Central Inc. (“IOU Central,” “our,” “us” or “we”) to initiate and process electronic debits to my designated account at my financial institution. I acknowledge that the origination of electronic debits to my designated account must be permitted by my financial institution, which must be located in the United States.

We will make a small deposit ($0.01 to $0.25) and withdrawal ($0.01 to $0.25) to your designated account for account verification purposes. The deposit amount will always be equal to or greater than the withdrawal amount. After we complete the deposit and withdrawal, please verify your bank account transaction record, return to the IOU Central website and go to the “My IOU” section to confirm the amount of the deposit and withdrawal. You must accurately confirm the amount deposited and withdrawn from your designated account to continue with our new user registration process.

Whether you choose to become a registered borrower and/or a registered lender, your designated account is the account into which we will transfer available funds from your IOU Central account at your request.

NOTE TO REGISTERED BORROWERS:

If you choose to become a registered borrower and your registered borrower loan is closed and funded, you hereby authorize IOU Central, as the loan servicer on your registered borrower loan, to initiate electronic funds transfers from your designated account for monthly repayments on your registered borrower loan, unless you elect to make monthly repayments by check (or otherwise). If you elect to pay by check, we will charge you a $10 check processing fee for each such payment.

EACH MONTH, UNLESS YOU ELECT TO MAKE PAYMENTS BY CHECK ( OR OTHERWISE), THE DEBIT AMOUNT WILL BE YOUR MONTHLY PAYMENT AMOUNT PLUS FEES, IF ANY. ANY FEES AUTHORIZED TO BE CHARGED ON YOUR REGISTERED BORROWER LOAN MAY BE COLLECTED USING ELECTRONIC FUNDS TRANSFERS INITIATED BY US FROM YOUR DESIGNATED ACCOUNT.

You understand that this authorization will remain in effect until your registered borrower loan is paid in full or you notify us or your financial institution of its termination, taking into consideration the necessary time required by us and your financial institution to implement any required change(s). Please check your Registered Borrower Loan Agreement for more details about a termination of this authorization.

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EXHIBIT D

IOU CENTRAL INC.

FINANCIAL SUITABILITY

Please read this information carefully and print and retain a copy for your records.

By clicking on the check box below, I confirm the following, as applicable:

Residents of Alaska, Idaho, Kansas and Pennsylvania: I confirm that I (i) have an annual gross income of at least $70,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $70,000; or (ii) have a net worth (exclusive of home, home furnishings and automobile) of at least $250,000. In addition, I agree that I will not purchase Borrower Payment Dependent Notes in an amount in excess of 10% of my net worth, determined exclusive of my home, home furnishings and automobile.

California residents: I confirm that I (i) have an annual gross income of at least $100,000 and a net worth (exclusive of home, home furnishings and automobile) of at least $100,000; or (ii) have a net worth (exclusive of home, home furnishings and automobile) of at least $250,000. In addition, I agree that I will not purchase Borrower Payment Dependent Notes in an amount in excess of 10% of my net worth, determined exclusive of my home, home furnishings and automobile.

☐ I AGREE.

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EXHIBIT E

IOU CENTRAL INC.

NO TAX WITHHOLDING

Please read this information carefully and print and retain a copy for your records.

By clicking on the check box below, I hereby certify under penalty of perjury that (i) the Social Security number I have provided to IOU Central Inc. is correct, (ii) I am not subject to backup withholding on IRS Form W-9, and (iii) I am a U.S. person (a U.S. citizen or a U.S. resident) subject to U.S. income taxes.

☐ I AGREE.

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EXHIBIT F

IOU CENTRAL INC.

CONSENT TO ELECTRONIC TRANSACTIONS AND DISCLOSURES

Introduction. To the extent permitted by applicable law, IOU Central Inc. (“IOU Central,” “we” or “us”) will provide all disclosures and notices to you in electronic form, including, without limitation, the credit-related disclosures required by the Truth in Lending Act, any notices (e.g., adverse action and privacy policy notices) required by the Fair Credit Reporting Act and the Equal Credit Opportunity Act, and the Gramm-Leach-Bliley Act, and their implementing regulations. For purposes of this Consent to Electronic Records (this “Consent”), these disclosures and notices are referred to as “Records.” This Consent informs you of your rights when Records will be provided to you electronically. By consenting below, you acknowledge receipt of this Consent and agree to sign and receive Records electronically.

Hardware and Software Requirements. The Records will be provided to you either on the IOU Central website at http://www.ioucentral.com, in an email message, or as an attachment to an email message sent to the email address you provide as part of your new user registration. To access the Records, you will need Adobe Acrobat Reader version 7 or higher, and a personal computer or other access device which is capable of accessing the Internet. To retain the Records, your access device must have the ability to either download the Records to your computer’s hard drive or print the Records.

Right to Withdraw Consent and Procedures for Withdrawal. You may withdraw your consent to receive the Records electronically at any time, or update your contact information at any time, by emailing customersupport@ioucentral.com, or writing to IOU Central Inc., 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Operations Department, and withdrawing your consent or providing your updated contact information.

Consent Applies to Credit Transactions. Your Consent will apply to any credit transaction you request with IOU Central which may give rise to the obligation to provide the Records.

Right to Paper Records and Copies of Records. You have the right to have the Records provided to you in paper form, rather than electronic form. If you wish to obtain the Records in paper form, please contact us by emailing customersupport@ioucentral.com, or writing to IOU Central Inc., 1255 Roberts Boulevard, Suite 116, Kennesaw, GA 30144, Attention: Operations Department. In such a case, we will provide a paper copy of the Records to you at no charge.

☐ I AGREE. BY CHECKING THIS BOX, I AGREE TO SIGN AND RECEIVE RECORDS ELECTRONICALLY AND CONFIRM THAT I WILL DOWNLOAD OR PRINT THE RECORDS RECEIVED FOR MY FILES. (Your new user registration cannot be completed if you do not agree).

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